As filed with the Securities and Exchange Commission on April 27, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Welbilt, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	47-4625716
(State of Incorporation)	(I.R.S. Employer Identification Number)

2227 Welbilt Boulevard

New Port Richey, FL 34655

(727) 375-7010

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Amended and Restated Welbilt, Inc. 2016 Omnibus Incentive Plan

(Full title of the plan)

William C. Johnson

President and Chief Executive Officer

2227 Welbilt Boulevard

New Port Richey, FL 34655

(727) 375-7010

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Roland S. Chase

Zachary W. Watt

Hill Ward Henderson

101 E. Kennedy Blvd., Suite 3700

Tampa, Florida 33602

(813) 221-3900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, $0.01 par value to be issued under the Amended and Restated Welbilt, Inc. 2016 Omnibus Incentive Plan	5,000,000	$15.50	$77,500,000	$8,455.25

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover any additional shares of the Registrant’s Common Stock as may become available for issuance pursuant to the Amended and Restated Welbilt, Inc. 2016 Omnibus Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	Estimated solely for the purposes of computing the amount of the registration fee. This registration fee has been calculated pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock on April 20, 2021, as reported by the NYSE, which was $15.50.

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by Welbilt, Inc., a Delaware corporation (the “Registrant”), to register an additional 5,000,000 shares of its Common Stock, par value $0.01 per share (“Common Stock”), issuable to eligible employees, consultants, advisors, and directors of the Registrant and its affiliates under the Amended and Restated Welbilt, Inc. 2016 Omnibus Incentive Plan (the “Plan”). The shares of Common Stock being registered pursuant to this Registration Statement are additional securities of the same class as other securities for which a registration statement on Form S-8 (File No. 333- 209972) was filed with the Securities and Exchange Commission (the “SEC”) on March 7, 2016. Pursuant to General Instruction E of Form S-8, the contents of such earlier registration statements are incorporated by reference into this Registration Statement, except that the provisions contained in Parts I and II of such earlier registration statements are modified as set forth in this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act, and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Plan as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 26, 2021, including the portions of our proxy statement for our 2021 annual meeting of stockholders incorporated by reference therein;

●	Our Current Report on Form 8-K filed on April 26, 2021; and

●	The description of our common stock contained in our Information Statement, filed as Exhibit 99.1 to the Registration Statement on Form 10 initially filed on September 1, 2015, including all amendments and reports filed for the purpose of updating such description; including Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 26, 2021.

All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this registration statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation, a “derivative action”), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our Amended and Restated Certificate of Incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation on liability is not permitted under the DGCL, as now in effect or as amended. Currently, Section 102(b)(7) of the DGCL requires that liability be imposed for the following: (i) any breach of the director’s duty of loyalty to us or our stockholders; (ii) any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law; (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and (iv) any transaction from which the director derived an improper personal benefit.

Our Amended and Restated Bylaws provide that, to the fullest extent authorized or permitted by the DGCL, as now in effect or as amended, we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was our director or officer, or by reason of the fact that our director or officer is or was serving, at our request, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by us. We will indemnify such persons against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action if such person acted in good faith and in a manner reasonably believed to be in our best interests and, with respect to any criminal proceeding, had no reason to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such actions, and court approval is required before there can be any indemnification where the person seeking indemnification has been found liable to us. Any amendment of this provision will not reduce our indemnification obligations relating to actions taken before an amendment.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Welbilt, Inc. 2016 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.01 filed with Registrant’s Current Report on Form 8-K (File No. 001-37548), as filed with the SEC on April 26, 2021)**

5.1	Opinion of Hill, Ward, & Henderson, P.A.*

23.1	Consent of Hill, Ward & Henderson, P.A. (included in Exhibit 5.1)*

23.2	Consent of PricewaterhouseCoopers LLP*

24.1	Power of Attorney (included as part of the signature page of the Registration Statement)*

*	Filed herewith

**	Incorporated herein by reference

Item 9. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Port Richey, State of Florida, on April 27, 2021.

WELBILT, INC.

By:	/s/ William C. Johnson
William C. Johnson
President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints William C. Johnson, Martin D. Agard, and Joel H. Horn, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b)), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities listed below on April 27, 2021.

SIGNATURE	TITLE

/s/ William C. Johnson	President, Chief Executive Officer and Director (Principal Executive Officer and Director)
William C. Johnson

/s/ Martin D. Agard	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Martin D. Agard

/s/ Kimberly Perez	Vice President and Chief Accounting Officer (Principal Accounting Officer)
Kimberly Perez

/s/ Cynthia M. Egnotovich	Director, Chair of the Board
Cynthia M. Egnotovich

/s/ Dino J. Bianco	Director
Dino J. Bianco

/s/ Joan K. Chow	Director
Joan K. Chow

/s/ Janice L. Fields	Director
Janice L. Fields

/s/ Brian R. Gamache	Director
Brian R. Gamache

/s/ Andrew Langham	Director
Andrew Langham

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